UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda		HM 19
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2012, RenaissanceRe Holdings Ltd. (the “Company”) announced the appointment of Kevin J. O’Donnell to the position of President & Global Chief Underwriting Officer of the Company effective immediately. Mr. O’Donnell previously served as Executive Vice President & Global Chief Underwriting Officer of the Company. Further biographical and other information about Mr. O’Donnell is contained in the Company’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the U.S. Securities and Exchange Commission on April 12, 2012 and is incorporated herein by reference. The position of President was previously held by Neill A. Currie, who will continue to serve as the Chief Executive Officer of the Company.

In connection with his appointment, Mr. O’Donnell’s annual base salary has been increased from $750,000 to $800,000 effective immediately. Mr. O’Donnell has also been granted an award of 19,132 shares of restricted stock under the Company’s 2001 Stock Incentive Plan and subject to the terms and conditions of the applicable award agreement, which will vest in four equal installments on each of the first four anniversaries of the date of grant, provided Mr. O’Donnell has remained continuously employed by the Company on each such date. In addition, Mr. O’Donnell has been granted an award of 15,943 shares of restricted stock under the Company’s 2010 Performance-Based Equity Incentive Plan and subject to the terms and conditions of the applicable award agreement, which will vest in four vesting tranches, each consisting of one-fourth of the total number of shares subject to the award. Each tranche will vest based on the satisfaction of both performance- and service-based vesting conditions. With respect to each tranche, only shares for which the performance-based vesting condition is satisfied will vest based upon satisfaction of the service-based vesting condition. The performance-based vesting condition is a function of the Company’s total shareholder return relative to the total shareholder return of the Company’s peers for a given performance period. The performance periods for the first, second, third and fourth vesting tranches will be calendar years 2013, 2014, 2015 and 2016, respectively. The service-based vesting condition will be satisfied with respect to the first and second vesting tranches on December 31, 2014, and with respect to the third and fourth vesting tranches on December 31, 2016, provided Mr. O’Donnell has remained continuously employed on each such date.

A copy of the Company’s press release announcing Mr. O’Donnell’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release, dated November 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: November 19, 2012
	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	SVP, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 13, 2012.